Exhibit 3.2

APOLLO ACQUISITION CORP.
BYLAWS

ARTICLE I
OFFICES

Section 1 The corporation shall have and continuously maintain a registered office in Illinois and a registered agent having a business office in Illinois.

Section 2 The corporation may also have offices at such other places both within and without the state of Illinois as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

Section 1 All meetings of shareholders for the election of directors shall be held at such time and place within or without the state of Illinois as may be fixed from time to time by the board of directors.

Section 2 Annual meetings of shareholders, commencing with the year 2010, shall be held within or without the state of Illinois as may be fixed from time to time by the board of directors, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3 Written notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

Section 1 Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the state of Illinois as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2 Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-fifth of all outstanding shares entitled to vote at the meeting.

Section 3 Written notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4 The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK

Section 1 The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the articles of incorporation. In no event shall a quorum consist of less than one-third of the votes of shares entitled to vote.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2 If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote on the matter shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

Section 3 Each outstanding share of stock, having voting power, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  In all elections for directors every shareholder, entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as shall equal the number of directors multiplied by the number of his shares of stock or to distribute the votes on the same principle among as many candidates as he may see fit.

Section 4 Unless otherwise provided in the articles of incorporation or in the event of voluntary dissolution by written consent of all shareholders, any action to be taken at any annual or special meeting of the shareholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

If such consent is signed by less than all shareholders entitled to vote, such consent shall become effective only if at least 5 days prior to the execution of the consent written notice is delivered to all shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

ARTICLE V
DIRECTORS

Section 1 The number of directors shall be not less than one or more than five. The number of initial directors shall be three. The number of directors may be fixed or changed from time to time by the directors or the shareholders without further amendment to the bylaws. The directors, other than the first board of directors as stated in the articles of incorporation or at the organizational meeting, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2 Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A majority of directors then in office, though less than a quorum, may fill one or more vacancies in the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise. A director appointed to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3 The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these directed or required to be exercised or done by the shareholders.

Section 4 The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the state of Illinois, at such place or places as the directors may from time to time determine.

Section 5 The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

Section 6 A director may resign at any time by giving written notice to the board of directors, its chairperson, or to the president or secretary of the corporation.  Resignation is effective when notice is given unless a future date is specified.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

Section 1 Meetings of the board of directors, regular or special, may be held either within or without the state of Illinois.

Section 2 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3 Meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4 Special meetings of the board of directors may be called by the president on at least one business day’s notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of one director.

Section 5 Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6 A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7 Unless specifically prohibited by the articles of incorporation or these bylaws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

ARTICLE VII
COMMITTEES OF DIRECTORS

Section 1 The board of directors, by resolution adopted by a majority of the number of directors may create one or more committees and appoint members of the board to serve on the committee or committees. To the extent provided in such resolution of the articles of incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Each committee shall have one or more members, who serve at the pleasure of the board. The committees shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII
NOTICES

Section 1 Whenever, by law or under the provisions of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication or electronic mail.

Section 2 Whenever any notice whatever is required to be given by law or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX
OFFICERS

Section 1 The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president and a secretary. The board of directors may also choose additional vice-presidents and one or more assistant secretaries.

Section 2 The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents and a secretary, none of whom need be a member of the board.

Section 3 The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5 The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6 Any two or more offices may be held by the same person.

Section 7 An officer may resign at any time by giving written notice to the board of directors, its chairperson, or to the president or secretary of the corporation.

THE PRESIDENT

Section 8 The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 9 The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENT

Section 10 The vice-president shall perform the duties and exercise the powers as the board of directors or the president may from time to time prescribe.

THE SECRETARY

Section 11 The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall have the authority to certify bylaws, resolutions of the shareholders, board of directors and committees and other documents of the corporation as true and correct copies.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

ARTICLE X
INDEMNIFICATION

Section 1 The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the Illinois Business Corporation Act.

ARTICLE XI
CERTIFICATES FOR SHARES

Section 1 The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full summary or statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates.

Section 2 The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, registrar, other than the corporation itself or an employee of the corporation. In case any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

ARTICLE XII
LOST CERTIFICATES

Section 1 The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

ARTICLE XIII
TRANSFERS OF SHARES

Section 1 Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

ARTICLE XIV
REGISTERED SHAREHOLDERS

Section 1 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Illinois.

ARTICLE XV
LIST OF SHAREHOLDERS

Section 1 The officer or agent having charge of the transfer books for shares shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

Section 2 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of a corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof.

Section 3 Failure to comply with these requirements shall not effect the validity of any action taken at such meeting.

ARTICLE XVI
GENERAL PROVISIONS
DIVIDENDS

Section 1 The board of directors may authorize distributions to its shareholders, subject to any restriction in the articles of incorporation and subject also to the limitations of this section.  The record date for determining shareholders entitled to a distribution is the date of the resolution of the board of directors authorizing the distribution. No distribution may be made if it would render the corporation insolvent or if the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

CHECKS

Section 2 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 3 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 4 The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Illinois”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XVII
AMENDMENTS

Section 1 These bylaws may be altered, amended or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the bylaws so provide.